Exhibit 31.2

Certification of Chief Financial Officer

I, Christian Storch, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of Altra Industrial Motion Corp.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 6, 2017

By:	/s/ Christian Storch
Name:	Christian Storch
Title:	Chief Financial Officer